    As filed with the Securities and Exchange Commission on June 12, 1997
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         --------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         --------------------------

                            CAMCO INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               13-3517570
(State or other jurisdiction of                                (I.R.S Employer
incorporation or organization)                               Identification No.)

            7030 ARDMORE
           HOUSTON, TEXAS                                            77054
(Address of Principal Executive Offices)                          (Zip Code)


           1997 LONG-TERM INCENTIVE PLAN OF CAMCO INTERNATIONAL INC.
CAMCO INTERNATIONAL INC. AMENDED AND RESTATED STOCK OPTION PLAN FOR NONEMPLOYEE
                                   DIRECTORS
      PRODUCTION OPERATORS CORP 1980 LONG-TERM INCENTIVE PLAN, AS AMENDED PRODUCTION OPERATORS CORP 1992 LONG-TERM INCENTIVE PLAN, AS AMENDED
                           (Full title of the plans)

                            RONALD R. RANDALL, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            CAMCO INTERNATIONAL INC.
                                  7030 ARDMORE
                              HOUSTON, TEXAS 77054
                    (Name and address of agent for service)

                                 (713) 747-4000
         (Telephone number, including area code, of agent for service)
                         --------------------------

                                With Copy to:
                               Curtis W. Huff
                         Fulbright & Jaworski L.L.P.
                          1301 McKinney, Suite 5100
                          Houston, Texas 77010-3095
                               (713) 651-5151

                         --------------------------

                       CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                  Proposed maximum        Proposed maximum        Amount of
      Title of securities to be            Amount to be          offering price per      aggregate offering     registration
             registered                     registered                share(1)                price(1)               fee
------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value  . .          2,147,799(2)               $52.625              $113,027,923           $34,251
------------------------------------------------------------------------------------------------------------------------------
 Rights to Purchase Shares of
 Common Stock  . . . . . . . . . .          2,147,799(2)
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on June 10, 1997.
(2) Includes (i) 1,500,000 shares of Common Stock and accompanying Rights issuable pursuant to the 1997 Long-Term Incentive Plan, (ii) 150,000 shares of Common Stock and accompanying Rights issuable pursuant to the Amended and Restated Stock Option Plan for Nonemployee Directors,
         (iii) 88,888 shares of Common Stock and accompanying Rights issuable pursuant to the Production Operators Corp 1980 Long-Term Incentive Plan, as amended, (iv) 408,911 shares of Common Stock and accompanying Rights issuable pursuant to the Production Operators Corp 1992 Long-Term Incentive Plan, as amended, and (v) an indeterminable number of shares of Common Stock and accompanying Rights issuable as a result of the anti-dilution provisions of each of the plans referred to in clauses (i) through (iv).
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            Camco International Inc., a Delaware corporation (the "Company" or "Registrant"), incorporates by reference in this Registration Statement the following documents:

            1. The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996;

            2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

            3. The Registrant's Current Report on Form 8-K dated February 27, 1997;

            4. The description of the Registrant's common stock, $.01 par value ("Common Stock"), contained in a registration statement on Form 10, as filed with the Securities and Exchange Commission on October 21, 1993, and as amended on November 5, 1993, November 19, 1993, and December 9, 1993, including any amendment or report filed for the purpose of updating such description; and

            5. The description of the rights to purchase Common Stock ("Rights") contained in the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on December 19, 1994, including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

            The Restated Certificate of Incorporation of the Registrant contains provisions which eliminate the personal liability of the Registrant's directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the General Corporation Law of the State of Delaware or any transaction from which the director derived an improper personal benefit.

            Article VIII of the Registrant's By-laws contains detailed provisions for the indemnification by the Registrant of current and former directors, officers, employees and agents of the Registrant on terms that have been derived from Section 145 of the General Corporation Law of the State of Delaware.

            The Registrant has obtained directors' and officers' liability insurance that covers certain liabilities and expenses of the Registrant's directors and officers. In addition, the Registrant has entered into indemnification agreements with each of its directors and certain of its executive officers.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


ITEM 8.     EXHIBITS.

            4.1     --      Restated Certificate of Incorporation of the
                            Registrant (incorporated by reference to Exhibit
                            3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

            4.2     --      By-laws of the Registrant (incorporated by
                            reference to Exhibit 3.4 to the Registrant's
                            Registration Statement on Form S-1 (Reg. No.
                            33-70036)).

            4.3     --      Form of Common Stock Certificate (incorporated by
                            reference to Exhibit 4.2 to the Registrant's
                            Registration Statement on Form S-1 (Reg. No.
                            33-70036)).

            4.4     --      Credit Facility dated December 7, 1993
                            (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-1
                            (Reg. No. 33-70036)).

            4.5     --      First Amendment to Credit Facility dated August 29,
                            1994 (incorporated by reference to Exhibit 10.14 to the Registrant's Registration Statement on Form S-1
                            (Reg. No. 33-83562)).

            4.6     --      1997 Long-Term Incentive Plan of Camco
                            International Inc.

            4.7     --      Camco International Inc. Amended and Restated Stock
                            Option Plan for Nonemployee Directors (incorporated by reference to Exhibit 10.1 to the Registrant's
                            Quarterly Report on Form 10-Q for the quarter ended
                            June 30, 1996).

            4.8     --      Production Operators Corp 1980 Long-Term Incentive
                            Plan, as amended (incorporated by reference to Exhibit (10)(d) to Production Operators Corp's
                            Annual Report on Form 10-K for the fiscal year ended September 30, 1991).

            4.9     --      Production Operators Corp 1992 Long-Term Incentive
                            Plan, as amended (incorporated by reference to Exhibit (10)(d)(i) to Production Operators Corp's
                            Annual Report on Form 10-K for the fiscal year ended September 30, 1995).

            5.1     --      Opinion of Fulbright & Jaworski L.L.P.

            15.1    --      Letter of Arthur Andersen LLP.

            23.1    --      Consent of Fulbright & Jaworski L.L.P. (included in
                            Exhibit 5.1).

            23.2    --      Consent of Arthur Andersen LLP with respect to the
                            financial statements of Camco International Inc.

            23.3    --      Consent of Arthur Andersen LLP with respect to the
                            financial statements of Production Operators Corp.

            24.1    --      Powers of Attorney (included on page II-5 of this
                            Registration Statement).

            As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.

ITEM 9.     UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 11, 1997.

                                             CAMCO INTERNATIONAL INC.


                                             By: /s/ GARY D. NICHOLSON
                                                -------------------------------
                                                Gary D. Nicholson
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Herbert S. Yates and Ronald R. Randall, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                       Title                              Date
             ---------                                       -----                              ----
       /s/ GARY D. NICHOLSON                  Chairman of the Board, President and          June 11, 1997
----------------------------------------       Chief Executive Officer (Principal
         Gary D. Nicholson                             Executive Officer)

        /s/ HERBERT S. YATES                     Senior Vice President-Finance              June 11, 1997
----------------------------------------          and Chief Financial Officer
          Herbert S. Yates                       (Principal Financial Officer)

     /s/ BRUCE F. LONGAKER, JR.                      Vice President-Finance                 June 11, 1997
----------------------------------------            and Corporate Controller
       Bruce F. Longaker, Jr.                    (Principal Accounting Officer)

        /s/ HUGH H. GOERNER                                 Director                        June 6, 1997
----------------------------------------
          Hugh H. Goerner

        /s/ ROBERT L. HOWARD                                Director                        June 11, 1997
----------------------------------------
          Robert L. Howard

       /s/ WILLIAM J. JOHNSON                               Director                        June 11, 1997
----------------------------------------
         William J. Johnson

       /s/ WILLIAM A. KRAUSE                                Director                        June 6, 1997
----------------------------------------
         William A. Krause

     /s/ CHARLES P. SIESS, JR.                              Director                        June 11, 1997
----------------------------------------
       Charles P. Siess, Jr.

       /s/ GILBERT H. TAUSCH                                Director                        June 5, 1997
----------------------------------------
         Gilbert H. Tausch

                                 EXHIBIT INDEX

Exhibit Number                                      Description                                     Page Number
--------------                        ----------------------------------------                      -----------
     4.1             Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report  on Form 10-K
                     for the fiscal year ended December 31, 1993).
     4.2             By-laws of the Registrant  (incorporated by reference to  Exhibit 3.3 to
                     the    Registrant's   Registration    Statement   on    Form S-1   (Reg.
                     No. 33-70036)).

     4.3             Form  of   Common  Stock  Certificate   (incorporated  by  reference  to
                     Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Reg.
                     No. 33-70036)).

     4.4             Credit  Facility dated December  7, 1993  (incorporated by  reference to
                     Exhibit 10.12  to the  Registrant's  Registration Statement  on Form S-1
                     (Reg. No. 33-70036)).
     4.5             First Amendment to Credit  Facility dated August 29,  1994 (incorporated by reference to Exhibit 10.14 to the Registrant's Registration Statement
                     on Form S-1 (Reg. No. 33-83562)).

     4.6             1997 Long-Term Incentive Plan of Camco International Inc.
     4.7             Camco  International Inc.  Amended  and Restated  Stock Option  Plan for
                     Nonemployee Directors (incorporated by  reference to Exhibit 10.1 to the
                     Registrant's  Quarterly Report on  Form 10-Q for the  quarter ended June
                     30, 1996).

     4.8             Production  Operators Corp  1980  Long-Term Incentive  Plan,  as amended
                     (incorporated by  reference to  Exhibit (10)(d)  to Production Operators
                     Corp's Annual  Report on Form  10-K for the fiscal  year ended September
                     30, 1991).

     4.9             Production  Operators Corp  1992  Long-Term Incentive  Plan,  as amended
                     (incorporated by reference to Exhibit (10)(d)(i) to Production Operators
                     Corp's Annual Report on  Form 10-K for the  fiscal year ended  September
                     30, 1995).
     5.1             Opinion of Fulbright & Jaworski L.L.P.

     15.1            Letter of Arthur Andersen LLP.
     23.1            Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

     23.2            Consent of Arthur Andersen LLP with respect to the financial  statements of Camco International Inc.

     23.3            Consent of Arthur Andersen LLP with respect to the financial  statements of Production Operators Corp.
     24.1            Powers   of  Attorney  (included  on  page  II-5  of  this  Registration
                     Statement).

         As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.